EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Form S-8 of Superconductive Components, Inc. 1995 Stock Option Plan of our report dated February 14, 2002 relating to the balance sheet of Superconductive Components, Inc. as of December 31, 2001, and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-KSB of Superconductive Components, Inc.



                                                     /s/ Hausser + Taylor LLP



Columbus, Ohio
July 29, 2002